UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALLEGION PUBLIC LIMITED COMPANY

(Exact name of registrant as specified in its charter)

Ireland	98-1108930
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

Block D

Iveagh Court

Harcourt Road

Dublin 2, Ireland

(Address of principal executive offices, including zip code)

ALLEGION US HOLDING COMPANY INC.

(Exact name of registrant as specified in its charter)

Delaware	35-2483885
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

11819 North Pennsylvania Street,

Carmel, Indiana 46032

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
3.500% Senior Notes due 2029 (and the guarantee with respect thereto)	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-225019-01 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Allegion plc (“Allegion”) and Allegion US Holding Company Inc. (the “Guarantor” and, together with Allegion, the “Registrants”) have filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), a prospectus supplement, dated September 19, 2019 (the “Prospectus Supplement”), to a prospectus, dated May 18, 2018 (the “Base Prospectus”), contained in the Registrants’ effective Registration Statement on Form S-3 (Registration No. 333-225019-01), filed with the Commission by the Registrants on May 18, 2018 (the “Registration Statement”). The Prospectus Supplement relates to the $400,000,000 aggregate principal amount of 3.500% Senior Notes due 2029 (the “Notes”) issued by Allegion. The Notes are fully and unconditionally guaranteed by the Guarantor.

Item 1.	Description of Registrants’ Securities to be Registered.

The description of the Notes contained under the heading “Description of the Debt Securities” in the Base Prospectus and under the heading “Description of the Notes” in the Prospectus Supplement are incorporated herein by reference.

Item 2.	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of October 2, 2017, among Allegion plc, Allegion US Holding Company Inc. and Wells Fargo Bank, National Association (incorporated herein by reference to Exhibit 4.1 to Allegion’s Current Report on Form 8-K (File No. 001-35971) filed with the Commission on October 2, 2017).

4.2	Third Supplemental Indenture, dated as of September 27, 2019, among Allegion plc, as issuer, Allegion US Holding Company Inc., as guarantor, and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.2 to Allegion’s Current Report on Form 8-K (File No. 001-35971) filed with the Commission on September 27, 2019).

4.3	Form of 3.500% Senior Notes due 2029 (included in Exhibit 4.2).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Date: October 9, 2019

Allegion plc

By:	/s/ Patrick S. Shannon
	Name:	Patrick S. Shannon
	Title:	Senior Vice President and Chief Financial Officer

Allegion US Holding Company Inc.

By:	/s/ Patrick S. Shannon
	Name:	Patrick S. Shannon
	Title:	Senior Vice President and Chief Financial Officer